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Exhibit 99.1

Andrew Corporation

Contact:
Chuck Nicholas
708-873-2740

Allen Telecom

Contacts:
Dianne McCormick	Robert Youdelman
216-765-5855	216-765-5820

ANDREW CORPORATION AND ALLEN TELECOM INC. ANNOUNCE
REGISTRATION STATEMENT DECLARED EFFECTIVE BY THE SEC

Stockholders of Both Companies to Vote on Andrew's Pending
Acquisition of Allen Telecom on July 15, 2003

        ORLAND PARK, IL, and BEACHWOOD, OH, June 11, 2003—Andrew Corporation (NASDAQ: ANDW) and Allen Telecom Inc. (NYSE: ALN) today reported that the Form S-4 Registration Statement filed by Andrew Corporation with the Securities and Exchange Commission in connection with their pending stockholder meetings and merger transaction is effective. The Registration Statement contains the joint proxy statement/prospectus relating to the proposed acquisition of Allen Telecom Inc. by Andrew Corporation.

        The prospectus and proxy statement mailings will commence on or about June 12, 2003 to stockholders of record as of May 27, 2003. The special meeting of Andrew stockholders to vote on the merger will be held at 10:00 a.m. CDT on July 15, 2003 at Andrew Corporation, 10500 W. 153rd Street, Orland Park, IL 60462. The special meeting of Allen stockholders to vote on the merger will be held at 10:00 a.m. EDT on July 15, 2003 at Signature Square Amphitheatre, Lower Level, Signature Square II, 25101 Chagrin Blvd., Beachwood, OH 44122.

        "We have now received all approvals necessary to proceed with our proposed acquisition of Allen Telecom, including required domestic and international antitrust clearance. We are very pleased that the merger, first announced February 18, 2003, is proceeding in a timely manner," said Ralph Faison, President and CEO of Andrew Corporation.

        "We look forward to mailing the proxy statement to stockholders and moving one step closer to providing customers and stockholders with the product and financial benefits of our combined companies," said Robert G. Paul, President and CEO of Allen Telecom Inc.

        The definitive proxy statement/prospectus is available at no expense to all stockholders of Andrew Corporation and Allen Telecom Inc. The joint proxy statement/prospectus can be accessed online at the Securities and Exchange Commission's Web site at: http://www.sec.gov/Archives/edgar/data/317093/000104746903020898/0001047469-03-020898-index.htm.

About Andrew Corporation

        Andrew Corporation (http://www.andrew.com) is a global leader in the design, manufacture and supply of communications equipment and systems. Andrew provides proven solutions for wireless, fixed-line and satellite broadband service providers and broadcasters throughout the world. Andrew is an S&P 500 company listed on the Nasdaq National Market System® under the symbol: ANDW.

About Allen Telecom Inc.

        Allen Telecom Inc. (http://www.allentele.com) is a leading supplier of wireless equipment to the global telecommunications infrastructure market. FOREM supplies sophisticated filters, duplexers, combiners, amplifiers and microwave radios to an array of OEM customers. MIKOM focuses on providing indoor and outdoor repeaters, in-building multi-band optical repeater systems and other products that enhance both the coverage and the capacity of a wireless system. Tekmar Sistemi provides integrated low power fiber optic and cable distributed antenna systems for indoor coverage systems. Decibel Products and Antenna Specialists manufacture land based and mobile antennas in frequency bands that cover all of the traditional wireless networks and third generation (3G) air interfaces. Grayson Wireless supplies network-based wireless caller geolocation systems for E911 and value added services, as well as measurement and signal processing systems for testing the performance of a wireless network. Comsearch offers program management, network planning, engineering, development and installation of wireless networks worldwide.

Additional Information And Where To Find It

        On June 10, 2003, Andrew filed a registration statement on Form S-4 with the SEC in connection with the transaction containing a definitive joint proxy statement/prospectus regarding the transaction. Investors and security holders of Andrew and Allen are urged to read the definitive joint proxy statement/prospectus filed with the SEC on June 10, 2003 and any other relevant materials filed by Andrew or Allen with the SEC because they contain important information about Andrew, Allen and the transaction. The definitive joint proxy statement/prospectus will be sent to Andrew and Allen security holders of record as of May 27, 2003 on or about June 12, 2003 seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus as well as other documents filed by Andrew and Allen with the SEC at the SEC's website at www.sec.gov. A free copy of the definitive joint proxy statement/prospectus and such other documents may also be obtained from Andrew or Allen. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and the other relevant materials (when they become available) before making any voting or investment decision with respect to the transaction. Andrew and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Andrew and Allen in favor of the transaction. Information regarding the interests of Andrew's officers and directors in the transaction is included in the definitive joint proxy statement/prospectus filed with the SEC on June 10, 2003. Allen and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Andrew and Allen in favor of the transaction. Information regarding the interests of Allen's officers and directors in the transaction is included in the definitive joint proxy statement/prospectus filed with the SEC on June 10, 2003.

Forward Looking Statements

        Some of the statements in this news release are forward-looking statements and we caution our stockholders and others that these statements involve certain risks and uncertainties. Factors that may cause actual results to differ from expected results include Andrew Corporation's ability to consummate and integrate its acquisition of Allen Telecom and to realize the synergies and cost savings anticipated from this transaction, the effects of competitive products and pricing, economic and political conditions that may impact customers' ability to fund purchases of our products and services, the company's ability to achieve the costs savings anticipated from cost reduction programs, fluctuations in international exchange rates, the timing of cash payments and receipts, end use demands for wireless communication services, and other business factors. Investors should also review other risks and uncertainties discussed in company documents filed with the Securities and Exchange Commission.

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  ANDREW CORPORATION AND ALLEN TELECOM INC. ANNOUNCE REGISTRATION STATEMENT DECLARED EFFECTIVE BY THE SEC